CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 22, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios GNMA Portfolio, Series 15 dated May 6, 2005.

                                                          /s/ Grant Thornton LLP


Chicago, Illinois
May 6, 2005